Exhibit 10(a)

FleetBoston Financial Corporation
Revised Schedule of Executive Officers Who Have Entered into
Certain Change in Control Agreements

A.	Benefit — 3x Base Plus Bonus:

Eugene M. McQuade H. Jay Sarles Anne M. Finucane Richard A. Higginbotham Brian T. Moynihan M. Anne Szostak

B.	Benefit — 2x Base Plus Bonus:

Kenneth Sax Norman J. DeLuca Terrence P. Laughlin Ernest L. Puschaver Douglas L. Jacobs